SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                             FORM 8-K




                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported): December 1, 1997
                                                  _______________




                          AMETECH, INC.
________________________________________________________________
        (Exact name of registrant as specified in Charter)




     Oklahoma              0-19009                73-0766924
_________________        ___________         ___________________
(State or Other          (Commission         (I.R.S. Employer
 Jurisdiction of          File No.)           Identification No.)
 Incorporation)





    1813 Southeast 25th Street, Oklahoma City, Oklahoma  73129
________________________________________________________________
             (Address of principal executive offices)  (Zip Code)




Registrant's telephone number, including area code: (405) 677-8781
                                                   ______________
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Item 5.   Other Events.
          ________________________________

     As previously reported in the Company's Report on Form 10-Q for the quarter ended March 31, 1997, the Company's unaudited financial statements showed a net loss of approximately $404,000 for such quarter. Although the Company has not filed its Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 1997, or for the quarterly period ended September 30, 1997, it believes that its net losses for each of such quarterly periods equaled or exceeded the net loss for the quarter ended March 31, 1997. On
October 31, 1997, the Registrant suspended operations of its wholly owned, primary operating subsidiary Environmental Transportation Services, Inc. ("ETS") due to a liquidity shortage caused by the Company's continuing operating losses. The extent of the Company's liquidity had been determined through an evaluation of the Registrant's finances and operations performed by a crisis consultant team. The evaluation began on October 2, 1997.

     On or about November 6, 1997, the Registrant and ETS entered into a two week Forbearance Agreement ("First Agreement") with their principal lender Congress Financial Corporation (Southwest) ("Congress"). Under the First Agreement, Congress agreed to (i) forbear from taking certain actions against the Registrant and ETS as a result of the Registrant and ETS being in default under the loan agreement with Congress ("Congress Loan Agreement"), (ii) continue to provide a revolving credit facility, (iii) allow the use of certain reserves, and (iv) make a limited over-advance accommodation. The Registrant agreed to resume limited operations of ETS and to explore strategic alternatives, including the possible sale of ETS. At the time of execution of the First Agreement, the Registrant and ETS were in default of a variety of provisions on the loan arrangements with Congress ("Congress Loan") due primarily to the liquidity shortage.

     On or about November 19, 1997, the Registrant and ETS entered into a second Forbearance Agreement ("Second Agreement") which served to extend the First Agreement for an additional two weeks. Under the Second Agreement, Congress agreed to continue to (i) forbear from taking certain actions against the Registrant and ETS as a result of the Registrant and ETS being in default under the Congress Loan Agreement, (ii) provide a revolving credit facility,
(iii) allow the use of certain reserves, and (iv) make a limited over-advance accommodation. The Registrant agreed to cease transportation activities of ETS and to begin selling equipment owned by the Registrant and ETS.

     Effective December 1, 1997, the Registrant and ETS entered into a third Forbearance Agreement ("Third Agreement") with

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
Congress which terminates January 5, 1997.  Under the Third
Agreement, Congress agreed to continue to (i) forbear from taking certain actions against the Registrant and ETS being in default under the Congress Loan Agreement, (ii) provide a revolving credit facility, (iii) allow the use of certain reserves, and (iv) make a limited over-advance accommodation. The Registrant agreed to begin to sell or liquidate, or contract to sell or liquidate, [substantial] amounts of its assets by December 22, 1997, [subject to compliance with applicable law, including Section 1092 of the Oklahoma General Corporation Act, regarding sale of assets of an Oklahoma corporation.] Pursuant to the terms of the Third
Agreement, the Registrant agreed to pay directly to Congress the net proceeds resulting from any sale of assets of the Registrant or ETS to be applied by Congress as a permanent reduction to the outstanding balance on the Congress Loan Agreement.

     The Registrant has little liquidity, has ceased its transportation operations, is in violation of numerous covenants contained in its loan agreement with Congress, and is delinquent on numerous debt payments. As a result, the Registrant is able to continue only limited operations as a going concern. In the event the Registrant is unable to reach an agreement with Congress which will enable it to obtain Congress' forbearance subsequent to the expiration of the Third Agreement, the Registrant may be required to seek court protection from its creditors. No assurance can be made that the Registrant will be able to obtain additional forbearance from Congress.

     As of the date of this Report, the Registrant has not filed its Quarterly Reports on Form 10-Q for either the quarterly period ended June 30, 1997, or for the quarterly period ended
September 30, 1997. No assurance can be made as to when such reports will be filed, if ever.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

         (c)  Exhibits.

              99.1 Forbearance Agreement, dated as of November 6,
                   1997, by and among AMETECH, Inc., Environmental Transportation Services, Inc., and Congress
                   Financial Corporation (Southwest).

              99.2 Forbearance Agreement, dated as of November 19,
                   1997, by and among AMETECH, Inc., Environmental Transportation Services, Inc., and Congress
                   Financial Corporation (Southwest).

              99.3 Forbearance Agreement, dated as of December 1,
                   1997, by and among AMETECH, Inc., Environmental Transportation Services, Inc., and Congress
                   Financial Corporation (Southwest).

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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMETECH, INC.
                                   ________________________________
                                   (Registrant)



December 10, 1997                 By /s/ Michael R. D'Appolonia
                                     ______________________________
                                      Michael R. D'Appolonia,
                                      President






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